Exhibit 3.14

CHOCKSETT ROAD REALTY TRUST

TRUSTEES’ CERTIFICATE

As an inducement to BANK OF AMERICA, N.A., to grant financial accommodations to LADD MICHAEL LAVALLEE AND DAWN LAVALLEE SEIPLE, TRUSTEES of the CHOCKSETT ROAD REALTY TRUST, established by Declaration of Trust dated March 31, 1989 (the ‘Trust”), the undersigned hereby certify that they are the Trustees of the Trust, that the Trust is in full force and effect as of the date hereof, and the Trust has not been amended, terminated or dissolved, and that in such capacity as Trustee, they are authorized by and on behalf of the Trust to certify and we do hereby certify as follows:

1.                  Attached hereto as Schedule A is a true and complete copy of the resolutions duly adopted by all of the Beneficiaries and Trustees of the Trust, and said resolutions are in full force and effect on the date hereof and have not been altered, amended or rescinded in whole or in part.

2.                  Attached hereto as Schedule B is a true and complete copy of the Declaration of Trust, and any and all amendments thereto, as in effect on the date hereof.

3.                  Attached hereto as Schedule C is a true and complete copy of the Schedule of Beneficiaries as in effect on the date hereof.

4.                  Attached hereto as Schedule D is a true and complete copy of the Direction of Beneficiaries as in effect on the date hereof.

IN WITNESS WHEREOF, we have executed this documents as a sealed instruement as of the 16 day of November, 2012.

/s/ Ladd Michael Lavallee
Ladd Michael Lavallee, Trustee

/s/ Dawn Lavallee Seiple
Dawn Lavallee Seiple, Trustee

CHOCKSETT ROAD REALTY TRUST

TRUSTEES’ CERTIFICATE

As an inducement to BANK OF AMERICA, N.A., to grant financial accommodations to LADD MICHAEL LAVALLEE AND DAWN LAVALLEE SEIPLE, TRUSTEES of the CHOCKSETT ROAD REALTY TRUST, established by Declaration of Trust dated March 31, 1989 (the “Trust”), the undersigned hereby certify that they are the Trustees of the Trust, that the Trust is in full force and effect as of the date hereof, and the Trust has not been amended, terminated or dissolved, and that in such capacity as Trustee, they are authorized by and on behalf of the Trust to certify and we do hereby certify as follows:

1.                  Attached hereto as Schedule A is a true and complete copy of the resolutions duly adopted by all of the Beneficiaries and Trustees of the Trust, and said resolutions are in full force and effect on the date hereof and have not been altered, amended or rescinded in whole or in part.

2.                  Attached hereto as Schedule B is a true and complete copy of the Declaration of Trust, and any and all amendments thereto, as in effect on the date hereof.

3.                  Attached hereto as Schedule C is a true and complete copy of the Schedule of Beneficiaries as in effect on the date hereof.

4.                  Attached hereto as Schedule D is a true and complete copy of the Direction of Beneficiaries as in effect on the date hereof.

IN WITNESS WHEREOF, we have executed this documents as a sealed instruement as of the 16 day of November, 2012.

Ladd Michael Lavallee, Trustee

/s/ Dawn Lavallee Seiple
Dawn Lavallee Seiple, Trustee

SCHEDULE A

RESOLUTIONS ADOPTED BY THE BENEFICIARY

a)	to borrow, on behalf of the Trust, the sum of $1,500,000.00 from Bank of America, N.A. (the “Lender”), and to grant a mortgage and security agreement and collateral assignment of leases and rents for the Trust’s property located 2 Northeast Boulevard, Sterling, Massachusetts in connection with said borrowing.

b)	to execute, acknowledge and deliver to the Lender all loan agreements, promissory notes, mortgage and security agreements, assignments of rents and leases, guaranties and certificates, containing such terms, provisions and conditions as the Trustees shall approve.

c)	to execute and deliver such other documents and instruments and to do all other things deemed necessary and desirable, by the Trustee, in its sole discretion, in order to carry out the foregoing directions, the execution of any such documents or instruments to be conclusive evidence of the proper exercise of said direction.

SCHEDULE B

DECLARATION OF TRUST

DECLARATION OP TRUST

CHOCKSETT ROAD REALTY TRUST

I, Paul P. Lavallee of 368 Whitney Street, Northboro, Worcester County, Massachusetts, hereby declare that I and my successors in trust hereunder will hold any and all property that may be conveyed to me or to them as Trustees hereunder for the sole benefit of the. Beneficiaries for the time being hereunder, upon the terms herein set forth. The term, “Trustees” wherever used herein shall include such person or persons, singular or plural, who hereafter are serving as Trustee or Trustees hereunder, and the rights, powers, authority and privileges granted hereunder to the Trustee may be exercised by such person or persons subject to the provisions hereof;

1.	Name of Trust – Beneficial Interest.

The Trust hereby established may be referred to as the “Chocksett Road Realty Trust”. The original Beneficiaries of this Trust are the persons listed as Beneficiaries in the Schedule of Beneficiaries this day executed by them and the Trustees and filed with the Trustees, and their interests are as there stated. No assignment or transfer of any beneficial interest say be made without the written consent of the Trustees and all of the Beneficiaries. The Trustees shall not be affected by an assignment or transfer of any beneficial interest in the trust property until receipt by the Trustees of notice that such assignment or transfer has in fact been made, nor shall the Trustees be required to recognize any equity to which any beneficial interest nay be subject. Any Trustee may without impropriety become a Beneficiary hereunder and exercise all rights of a Beneficiary with the sane effect as though he were not a Trustee.

2.       Power of Trustee.

Except as hereinafter provided in case of the termination of this Trust, the Trustees shall have no power to deal in or with the Trust estate, except as directed by all the Beneficiaries.

When, as, if and to the extent specifically directed by the Beneficiaries, the Trustee shall have full power and authority to sell, assign, mortgage or otherwise dispose of all or any part of the Trust property (including without limitation, the full power and authority to delegate to any person or persons, acting singly or together with others and whether or not serving as a Trustee hereunder, full power and authority to sign checks, drafts, notes, bills of exchange, acceptances, undertakings and other instruments or orders for the payment, transfer or withdrawal of money for whatever purpose and to whomsoever payable, including those drawn to the individual order of a signer, and all waivers of demand, protest, notice of protest or dishonor of any check, note, bill, draft or other instrument made, drawn or endorsed in the name of the Trust) and as lessor or as lessee to execute and deliver leases and subleases, assignments and to borrow money and to execute and deliver notes or other evidence of such borrowing, and to guaranty the liabilities, obligations and indebtedness of others, and to grant or acquire rights or easements and enter into agreements or arrangements with respect to the Trust property. Any and all instruments executed pursuant to the foregoing powers may create obligations extending over any periods of time, including periods extending beyond the date of any possible termination of the Trust. Notwithstanding any provisions contained in this Paragraph 2, no Trustee shall be required to take any action which will, in the opinion of such Trustee, involve him in any personal liability unless first indemnified to his satisfaction. Any person dealing with the Trustee shall be fully protected in accordance with the provisions of Paragraph 5 hereof.

3.       Termination.

The Trust may be terminated at any time by unanimous consent of all of the Beneficiaries upon their giving notice in writing to the Trustees or by the Trustees by giving notice in writing to all of the Beneficiaries; and the Trust shall terminate in any event twenty (20) years from the date of the death of the last to survive of the Trustees named herein. In case of any such termination, the Trustees shall transfer and convey the specific assets constituting the trust estate, to the Beneficiaries according to the nature and extent of their respective interests.

4.	Resignation, Removal and Appointment of Trustees.

This Declaration of Trust shall be filed or recorded in the Worcester District Registry of Deeds, Worcester, Massachusetts, and any reference herein to the “Registry of Deeds” shall wherever permitted by the context be construed to refer to said Worcester District Registry of Deeds. Any Trustee hereunder nay resign by written instrument signed and acknowledged by such Trustee and filed for record with the said Registry of Deeds. Succeeding or additional Trustees may be appointed or any Trustee may be removed by an instrument or instruments in writing signed by all of the Beneficiaries, provided in each case that such instrument or instruments or a certificate by any Trustee naming the Trustee or Trustees appointed or removed, and in the case of any appointment the acceptance in writing by the Trustee or Trustees appointed, shall be filed for record with said Registry of Deeds. Upon the appointment of any succeeding Trustee, the title to the Trust estate shall thereupon and without the necessity of any conveyance be vested in said succeeding Trustee jointly with the remaining Trustee or Trustees, if any. Each succeeding Trustee shall have all the rights, powers, authority and privileges as if named as an original trustee hereunder. No Trustee shall be required to furnish bond. This Trust instrument may be amended from time to time by an instrument in writing signed by the then Trustees hereunder and by all of the Beneficiaries, provided in each case that the instrument or amendment or a certificate by any Trustee setting forth the terms of such amendment shall be filed for record with the said Registry of Deeds.

5.	Trustee’s Liability.

No Trustee hereunder shall be liable for any error of judgment nor for any loss arising out of any act or omission in good faith, but shall be responsible only for his own willful breach of trust. No license of court shall be requisite to the validity of any transaction entered into by the Trustees. No purchaser or lender shall be under any liability to see to the application of the purchase money or of any coney or property loaned or delivered to any Trustee or to see that the terms and conditions of this Trust have been complied with. Every agreement, lease, deed, promissory note, mortgage or other instrument executed on behalf of this Trust by any Trustee hereunder, or any successor in such office shall be conclusive evidence in favor or every person relying thereon or claiming thereunder that at the time of the delivery thereof this Trust was in full force and effect and that the execution and delivery thereof was duly directed by the Beneficiaries. Any person dealing with the Trust property or the Trustees may always rely without further inquiry on a certificate signed by any person appearing from the records of said Registry of Deeds to be a Trustee hereunder as to who are the Trustees or the Beneficiaries hereunder or as to the authority of the Trustees to act or as to the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the Trustees or which are in any manner germane to the affairs of the Trust.

6.	Beneficiaries’ Liability.

All persons extending credit to or contracting with or having any claim against the Trustees hereunder shall look only to the Trust property for any such contract or claim, so that neither the Trustees nor any Beneficiaries shall be personally liable therefor. Any instrument executed by the Trustees shall provide that the Trust property only, and not the Trustees nor the Beneficiaries individually shall be liable thereunder.

7.	Transfer of Property.

Without limiting the generality of any of the foregoing provisions of this Trust instrument, or any supplement or amendment thereto, no deed or other transfer by the Trustee of any or all of the assets of the Trust shall be subject to question by reason of the fact that the Grantee or Transferee or Grantees or Transferees include or constitute some or all of the Trustees and it shall be conclusively presumed in favor of anyone dealing with the Trustees or Grantees or otherwise with respect to the trust property, that such deed or other instrument of transfer has been duly authorised by the beneficiaries, is binding upon each of then and was properly executed by the Trustees hereunder.

WITNESS the execution hereof under seal, in duplicate, by the Trustee hereinabove named this 31st day of March, 1989.

/s/ Paul F. Lavallee, - TRUSTEE
Paul F. Lavallee, Trustee

COMMONWEALTH OF MASSACHUSETTS

Middlesex, SS	March 31, 1989

Then personally appeared the above-named, Paul F. Lavallee, Trustee, as aforesaid, and acknowledged the foregoing to be his free act and deed, before me

/s/ [ILLEGIBLE]
Notary Public
My commission expires: 3-4-94

ATTEST: WORC, Anthony J. Vigliotti, Register

SCHEDULE C

SCHEDULE OF BENEFICIARIES

The Chocksett Road Realty Trust

Amended Schedule of Beneficial Interests

Reference is hereby made to The Chocksett Road Realty Trust, u/d/t dated March 31, 1989 and recorded at Worcester South District Registry of Deeds at Book 12015, Page 379 (the “Realty Trust”), of which I, Paul F. Lavallee, of Fort Myers Beach, Lee County, Florida, are the Settlor, Beneficiary and Trustee.

By the powers reserved in me as Settlor, Beneficiary and Trustee of the aforementioned Trust, 1 hereby set forth a first amendment of the Schedule of Beneficial Interests of the said Trust, to read as follows:

Schedule of Beneficial Interests

The Chocksett Road Limited Partnership	100%

The undersigned, hereby certifies that as of the first day of January, 2008, that the above Schedule of Beneficial Interests is a true statement of its interests in said trust.

The Chocksett Road Limited Partnership

The Chocksett GP Trust, General Partner

/s/ Paul F. Lavallee
Paul F. Lavallee, Trustee

The undersigned trustee of The Chocksett Road Realty Trust hereby acknowledges the filing with him of the foregoing Schedule of Beneficial Interests as of the first day of January, 2008.

/s/ Paul F. Lavallee
Paul F. Lavallee, Trustee

SCHEDULE D

DIRECTION OF BENEFICIARIES

CHOCKSETT ROAD REALTY TRUST

DIRECTION OF BENEFICIARY

The undersigned hereby certifies that is is the sole Beneficiary of the Chocksett Road Realty Trust, established under Declaration of Trust dated March 31, 1989 and recorded with the Worcester District Registry of Deeds in Book 12015, Page 379 (the “Trust”), and hereby authorizes and directs Ladd Michael Lavallee and Dawn Lavallee Seiple, as Trustees of the Trust, to take the following actions:

a)	to borrow, on behalf of the Trust, the sum of $ 1,500,000.00 from Bank of America, N.A. (the “Lender”), and to grant a mortgage and security agreement and collateral assignment of leases and rents for the Trust’s property located 2 Northeast Boulevard, Sterling, Massachusetts in connection with said borrowing.

b)	to execute, acknowledge and deliver to the Lender all loan agreements, promissory notes, mortgage and security agreements, assignments of rents and leases, guaranties and certificates, containing such terms, provisions and conditions as the Trustees shall approve.

c)	to execute and deliver such other documents and instruments and to do all other things deemed necessary and desirable, by the Trustee, in its sole discretion, in order to carry out the foregoing directions, the execution of any such documents or instruments to be conclusive evidence of the proper exercise of said direction.

Executed as a sealed instrument as of the 16 day of November ,2012.

CHOCKSETT ROAD LIMITED PARTNERSHIP - BENEFICIARY

Chocksett Read GP Trust – General Partner

By:	/s/ Paul Lavallee
Paul Lavallee, Trustee